United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2018

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ◻

Item 7.01  Regulation FD Disclosure.

Correction to Forward-Looking Statements

On October 23, 2018, Manhattan Associates, Inc. (“we”, “our”, “us” or the “Company”) held its regularly scheduled earnings conference call regarding its third quarter 2018 financial results. During this earnings conference call, we inadvertently stated that our initial estimate of our 2019 adjusted diluted earnings per share range was $1.06 to $1.40. In fact, the correct current estimate of our 2019 adjusted diluted earnings per share range is $1.36 to $1.40. Our initial estimate for our comparable 2019 GAAP diluted earnings per share range is $1.15 to $1.19. We believe the majority of the difference between our estimated 2019 GAAP diluted earnings per share and our estimated 2019 adjusted diluted earnings per share will be our estimated 2019 equity-based compensation expense of $0.21, which is based on our 2018 estimate for equity-based compensation expense.

Non-GAAP Financial Measures

Our adjusted diluted earnings per share excludes the impact of equity-based compensation, acquisition-related costs and the related income tax effects of these items. We have developed our internal reporting, compensation and planning systems using this additional financial measure.

This measure is not in accordance with, or an alternative for, financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP.

The non-GAAP measure excludes the impact of the items described above for the following reasons:

•

Equity-based compensation expense typically does not require cash settlement by the Company. We do not include this expense and the related income tax effects when assessing our operating performance, and believe our peers also typically present non-GAAP results that exclude equity-based compensation expense.

•

From time to time, we incur acquisition-related costs consisting primarily of (i) accounting and legal expenses, whether or not we ultimately consummate a proposed acquisition, (ii) certain unusual costs, such as employee retention benefits, resulting from pre-acquisition arrangements, and (iii) amortization of acquisition-related intangible assets.  These costs are difficult to predict and, if and when incurred, generally are not expenses associated with our core operations.  We exclude these costs and the related income tax effects from our internal assessments of our operating performance, and believe our peers also typically present non-GAAP results that exclude similar acquisition-related costs.

We believe reporting adjusted results facilitates investors’ understanding of our historical operating trends, because it provides supplemental measurement information in evaluating the operating results of our business. We also believe that adjusted results provide a basis for comparisons to other companies in the industry and enable investors to evaluate our operating performance in a manner consistent with our internal basis of measurement.  Management refers to adjusted results in making operating decisions because we believe they provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, adjusted results facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results.

Further, we rely on adjusted results as primary measures to review and assess the operating performance of our Company and our management team in connection with our executive compensation and bonus plans. Since most of our employees are not directly involved with decisions surrounding acquisitions and other items that are not central to our core operations, we do not believe it is appropriate or fair to have their incentive compensation affected by these items.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” relating to Manhattan Associates, Inc.’s estimated 2019 diluted earnings per share.  Prospective investors are cautioned that these estimates are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such estimates. Among the important factors that could cause actual results to differ materially from those estimates include: uncertainty about the global economy, risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-a service/cloud-based model, disruption in the retail sector, the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.

By:  /s/ Dennis B. Story

Dennis B. Story

Executive Vice President, Chief Financial Officer and Treasurer

Dated:  October 24, 2018

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